                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  VASTERA, INC.

                             Pursuant to Section 245
                        of the General Corporation Law of
                              the State of Delaware

         Vastera, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The name of the Corporation is Vastera, Inc. and the name under which the Corporation was originally incorporated is Export Software International, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State was July 25, 1996.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is not discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference

         4. This Restated Certificate of Incorporation in the form attached hereto as Exhibit A was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         5. This Restated Certificate of Incorporation shall be effective as of the date set forth below.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Arjun Rishi, its President this _____ day of April, 2000.


                                                     ---------------------------
                                                     Arjun Rishi, President

ATTEST:



-------------------------------------------
Brian D. Henderson, Assistant Secretary

                                                                       EXHIBIT A



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  VASTERA, INC.

         FIRST.___ The name of the corporation (the "Corporation") is Vastera, Inc.

         SECOND.__ The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent as such address is The Corporation Trust Company.

         THIRD.___ The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

         FOURTH.__ AUTHORIZED CAPITAL. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 29,197,589 in the designated classes and series as follows:

Class                                                        Number of Shares
-----                                                        ----------------

Common Stock, $.01 par value per share                       20,000,000
("Common Stock")

Preferred Stock, $.01 par value per share                    9,197,589
("Preferred Stock")

         Comprised of:

         Series A Convertible Preferred Stock,               807,000
         $.01 par value per share
         ("Series  A Preferred Stock")

         Series B Convertible Preferred Stock,               173,000
         $.01 par value per share
         ("Series B Preferred Stock")

         Series C Convertible Preferred Stock,               2,329,259
         $.01 par value per share
         ("Series C Preferred Stock")

         Series C-1 Convertible Preferred Stock,             405,488
         $.01 par value per share
         ("Series C-1 Preferred Stock")

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         Series D Convertible Preferred Stock,               3,004,512
         $.01 par value per share
         ("Series D Preferred Stock")

         Series D-1 Convertible Preferred Stock              631,608
         $.01 par value per share
         ("Series D-1 Preferred Stock")

         Series E Convertible Preferred Stock                1,846,722
         $.01 par value per share
         ("Series E Preferred Stock")

As used herein, the term "Preferred Stock" used without specific reference to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock or the Series E Preferred Stock means, collectively, all the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock share-for-share alike and without distinction, except as the context otherwise requires.

          The following is a statement of the rights, preferences, powers, privileges and restrictions, qualifications and limitations thereof, in respect of each class of capital stock of the Corporation.

     A.   COMMON STOCK

          1. GENERAL. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of shares of Preferred Stock of any series as may be designated by the Board of Directors.

          2. VOTING. Subject to the voting rights of the holders of shares of Preferred Stock set forth in Section B.3., or as set forth in any agreement between the Corporation and holder of shares of the Preferred Stock, the holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting and at any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of electing directors by holders of the Common Stock.

          For so long as the number of directors constituting the Corporation's Board of Directors equals seven (7), subject to the provisions of Section B(6)(f), the holders of shares of Common Stock, voting together as a single class shall be entitled to elect three directors.

          3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          4. LIQUIDATION. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Corporation or a consolidation or merger of the Corporation where the holders of Common Stock and Preferred Stock do not continue to hold more than a 50% equity interest in the successor entity, or a transaction or series of related transactions in which holders of Common Stock and Preferred Stock transfer more than 50% of the voting power of the Corporation, or a sale of all or substantially of the Corporation's assets (any such event, a "Liquidation"), holders of shares of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to the preferential rights of any then outstanding Preferred Stock.

          5. REDEMPTION. The Common Stock is not redeemable, except as and when approved by the Board of Directors and the holders in interest of a majority of the shares of issued and outstanding shares of Preferred Stock, voting as a single class.

       B. PREFERRED STOCK

          The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

          1. DIVIDENDS. The holders of shares of Preferred Stock shall be entitled to receive, as, if and when determined and declared by the Board of Directors, in cash, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation ) on the Common Stock of the Corporation, cumulative dividends, which shall accrue on an annual basis at the rate per annum of $.40 per share of Series A Preferred Stock, $.532 per share of Series B Preferred Stock, $.296 per share of Series C Preferred Stock, $.3936 per share of Series C-1 Preferred Stock, $.3901 per share of Series D Preferred Stock, $.5188 per share of Series D-1 Preferred Stock and $.8664 per share of Series E Preferred Stock, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Preferred Stock ("Cumulative Dividends"). Cumulative Dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation's legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods.

          So long as any shares of Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be declared or paid, nor shall any other distribution be made on the Common Stock, nor shall any shares of any Common Stock of the Corporation be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements that permit the Corporation to repurchase such shares upon termination of services to the Corporation or in the exercise of the Corporation's right of first refusal upon a proposed transfer of shares of Preferred Stock) until all dividends set forth in this Section B.1 on the shares of Preferred Stock have been paid or declared and set apart, unless the holders of a majority of the issued and outstanding shares of

Preferred Stock, voting together as a single class, approve of the payment of such dividends or the redemption of shares of the Corporation's Common Stock. In the event that dividends are paid on any shares of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Preferred Stock in an amount equal per share (on an as-if-converted basis) to the amount paid or set aside for each share of Common Stock.

          2. LIQUIDATION, DISSOLUTION OR WINDING UP.

             (a) Other than as set forth in subsections (c) and (d) of this
Section 2, in the event of any Liquidation, before any distribution of assets shall be made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock and the Common Stock (collectively referred to as the "Series D Junior Securities"), the holder of each share of Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred (collectively, the "Combined Series D and E Preferred Stock") then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to (X) $1.176, $2.785 and $7.13 per share, respectively (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such shares of Combined Series D and E Preferred Stock) plus (Y) all dividends, including the dividends set forth in Section B.1 above, accrued and unpaid on each such share up to the date of distribution of the assets of the Corporation to the holders of shares of Combined Series D and E Preferred Stock to which they are entitled (such amount being referred to as the "Special Liquidation Preference"). If, upon any such Liquidation, the assets available for distribution shall be insufficient to pay the holders of shares of Combined Series D and E Preferred Stock the full amount of the Special Liquidation Preference to which they shall be entitled, the holders of shares of Combined Series D and E Preferred Stock, shall share ratably in the distribution of the assets available therefor in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full;

             (b) Other than as set forth in subsections (c) and (d) of this
Section 2, in the event of a Liquidation, after distribution is made in full pursuant to subsection (a) of this Section 2, before any distribution of assets shall be made to the holders of shares of Common Stock, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid pari passu with each other holder of shares of Preferred Stock out of the remaining assets of the Corporation available for distribution to its stockholders an amount calculated as follows:

                 (i) Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall receive an amount equal to (X) the applicable Original Purchase Price (as defined hereinbelow) of each share of such series of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such shares of Preferred Stock) plus (Y) all dividends, including the dividends set forth in Section B.1 above, accrued and unpaid on such share up to the date of distribution of the assets of the Corporation to the holders of Preferred Stock to which they are entitled (such amount being referred to as the "Liquidation Preference"). For purposes of this Certificate of Amendment, the "Original Purchase Price" of each share of Series A Preferred Stock, Series B Preferred Stock, Series C

Preferred Stock and Series C-1 Preferred Stock shall be $5.00, $6.65, $3.70 and $4.92 per share, respectively; and

                 (ii) Each holder of shares of Series D Preferred Stock and Series D-1 Preferred Stock shall receive an amount equal to $3.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such shares of Preferred Stock). The "Original Purchase Price" for shares of Series D Preferred Stock and Series D-1 Preferred Stock shall be $4.876 and $6.485 per share, respectively (also referred to as the "Liquidation Preference").

                 (iii) Each holder of shares of Series E Preferred Stock shall receive an amount equal to $3.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such shares of Preferred Stock). The "Original Purchase Price" for shares of Series E Preferred Stock shall be $10.83 per share (also referred to as the "Liquidation Preference").

          If upon any such Liquidation, the assets available for distribution shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, under this subsection (b), the holders of shares of Preferred Stock shall share ratably in the distribution of the assets available therefor in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

             (c) Upon the completion of the distribution of the Special Liquidation Preference and the Liquidation Preference required by subsections
(a) and (b) of this Section 2 and any other distribution that may be required with respect to shares of Preferred Stock that may from time to time come into existence, the assets available for distribution shall be distributed among the holders of shares of Preferred Stock and Common Stock pro rata, based on the number of shares of Common Stock held by each, treating such shares of Preferred Stock on an as-if-converted basis (the "Total Shares").

             (d) Notwithstanding anything to the contrary contained in subsections B(2)(a) and B(2)(b) above, if, upon the occurrence of a Liquidation, the holders of the Common Stock would be entitled to receive:

                 (i) an amount per share greater than $7.50, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection B(2)(d)(i), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock (collectively, with the Series C Preferred Stock, the "Combined C Preferred Stock"), the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series A Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series A Preferred Stock shall not be entitled to receive the Series A Preferred Stock Liquidation Preference;

                 (ii) an amount per share greater than $9.98, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection B(2)(d)(ii), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Series B Preferred Stock, Combined C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series B Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series B Preferred Stock shall not be entitled to receive the Series B Preferred Stock Liquidation Preference;

                 (iii) an amount per share greater than $11.10, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection B(2)(d)(iii), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Combined C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series C Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series C Preferred Stock shall not be entitled to receive the Series C Preferred Stock Liquidation Preference;

                 (iv) an amount per share greater than $14.76, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection B(2)(d)(iv), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series C-1 Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series C-1 Preferred Stock shall not be entitled to receive the Series C-1 Preferred Stock Liquidation Preference;

                 (v) an amount per share greater than $14.628, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection B(2)(d)(v), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series D Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series D Preferred Stock shall not be entitled to receive the Series D Preferred Stock Liquidation Preference; and

                 (vi) an amount per share greater than $19.46, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection

B(2)(d)(vi), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Series D-1 Preferred Stock and the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series D-1 Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series D-1 Preferred Stock shall not be entitled to receive the Series D-1 Preferred Stock Liquidation Preference.

                 (vii) an amount per share greater than $32.49, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding shares of the Common Stock (calculated, for purposes of this subsection B(2)(d)(vi), as if the amount of assets available for distribution, less the Special Liquidation Preferences and the Liquidation Preferences for the Series E Preferred Stock, as applicable, were divided by the Total Shares), then the holders of shares of Series E Preferred Stock shall only be entitled to share with the holders of the Common Stock on an as-if converted basis and such holders of shares of Series E Preferred Stock shall not be entitled to receive the Series E Preferred Stock Liquidation Preference.

             (e) The amount deemed distributed to the holders of shares of Preferred Stock upon any Liquidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

           3. VOTING.

             (a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b), 3(c), 3(d), 3(e) or 3(f) below or by the provisions establishing any other series of preferred stock, holders of shares of Preferred Stock and of any other outstanding series of preferred stock shall vote together with the holders of Common Stock as a single Series.

             (b) The Corporation shall not, without first obtaining the consent or affirmative vote of the holders of a majority in interest of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

                 (i) repurchase or redeem any shares of Common Stock (other than buybacks at cost from terminated employees, directors and consultants, approved by the Board of Directors); or

                 (ii) declare or pay any dividend on the Common Stock.

           (c) The Corporation shall not, without first obtaining the consent or affirmative vote of the holders in interest of 66-2/3% of the aggregate then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

                 (i) increase the number of directors constituting the Corporation's Board of Directors above seven (7);

                 (ii) effect any sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation;

                 (iii) recapitalize or reorganize or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation); or

                 (iv) increase or decrease the number of authorized shares of Common Stock.

             (d) The Corporation shall not, without first obtaining the consent or affirmative vote of the holders of a majority in interest of the aggregate then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) taken together as a single class:

                 (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation that affects adversely the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series A Preferred Stock or Series B Preferred Stock;

                 (ii) authorize, create or issue any shares of stock having rights, preferences or privileges superior to or on a parity with that of the Series A Preferred Stock or the Series B Preferred Stock, including, without limitation, issuance of additional shares of Series A Preferred Stock or Series B Preferred Stock;

                 (iii) increase or decrease the number of authorized shares of Series A Preferred Stock or Series B Preferred Stock;

                 (iv) effect any liquidation, dissolution or winding up of the Corporation, including but not limited to a Liquidation; or

                 (v) incur any indebtedness from borrowed money in a single transaction or series related transactions in which the amount of such indebtedness exceeds $1,000,000.

             (e) The Corporation shall not, without first obtaining the consent or affirmative vote of the holders in interest of a majority of the aggregate then outstanding shares of Combined C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

                 (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation that affects the voting powers, preferences or other rights or privileges, qualifications, limitations or restrictions of the Series C Preferred Stock or Series C-1 Preferred Stock;

                 (ii) authorize, create or issue any shares of stock having rights, preferences or privileges superior to or on a parity with that of the Series C Preferred Stock or the Series C-1 Preferred Stock, including, without limitation, issuance of additional shares of Series C Preferred Stock or Series C-1 Preferred Stock;

                 (iii) complete, or enter into an agreement to complete, an Acquisition Event (other than an Acquisition Event where the per share valuation reflected therein is greater than $11.10 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such shares of Preferred Stock));

                 (iv) effect any liquidation, dissolution or winding up of the Corporation; or

                 (v) increase or decrease the number of authorized shares of Series C Preferred Stock or Series C-1 Preferred Stock.

             (f) The Corporation shall not, without first obtaining the consent or affirmative vote of the holders of at least 66-2/3% of the aggregate then outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class to:

                 (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation that affects the voting powers, preferences or other rights or privileges, qualifications, limitations or restrictions of the Series D Preferred Stock or Series D-1 Preferred Stock;

                 (ii) authorize, create or issue any shares of stock or other security having rights, preferences or privileges superior to or on a parity with that of the Series D Preferred Stock or Series D-1 Preferred Stock, including, without limitation, issuance of additional shares of Series D Preferred Stock or Series D-1 Preferred Stock; or

                 (iii) increase or decrease the number of authorized shares of Series D Preferred Stock or Series D-1 Preferred Stock.

             (g) The Corporation shall not, without first obtaining the consent or affirmative vote of the holders of at least 66-2/3% of the aggregate then outstanding shares of the Series E Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class to:

                 (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation that affects the voting powers, preferences or other rights or privileges, qualifications, limitations or restrictions of the Series E Preferred Stock;

                 (ii) authorize, create or issue any shares of stock or other security having rights, preferences or privileges superior to or on a parity with that of the Series E Preferred Stock, including, without limitation, issuance of additional shares of Series E Preferred Stock; or

                 (iii) increase or decrease the number of authorized shares of Series E Preferred Stock.

             (h) For so long as at least 50% of the aggregate number of shares of Preferred Stock originally issued by the Corporation remain outstanding, the Corporation shall not, without first obtaining the affirmative vote of a majority of the directors of the Corporation who are not also employees of or consultants to the corporation: (i) approve any contract or transaction between the Corporation and any one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest; or (ii) issue or grant any Common Stock or Options with respect thereto, to officers, directors or consultants to the Corporation, including, without limitation, pursuant to any plan adopted by the Board of Directors of the Corporation.

             (i) For purposes of subsections 3(c), 3(d), 3(e), 3(f) and 3(g), without limiting the generality of the foregoing, the authorization or issuance of any series of preferred stock with preference or priority over, or on parity with, the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Preferred Stock.

             (j) The holders of a majority in interest of the shares of Series A Preferred Stock, voting together as a separate class, shall be entitled to elect one director to the Corporation's Board of Directors, the holders of a majority in interest of the shares of Combined C Preferred Stock, voting together as a separate class, shall be entitled to elect one director to the Corporation's Board of Directors and the holders of a majority in interest of the aggregate shares of Series D Preferred Stock and Series D-1 Preferred Stock, shall be entitled to elect one director of the Corporation's Board of Directors. Any and all director positions in excess of the four directors elected by the holders of shares of Common Stock pursuant to Section A.2 above and the three directors elected by the holders of the Series A Preferred Stock, Combined C Preferred Stock and Series D Preferred Stock and Series D-1 Preferred Stock pursuant to this section shall be elected by the holders of the Common Stock and Preferred Stock voting as a single class.

           4. OPTIONAL CONVERSION. The holders of shares of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             (a) RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, at the option of the holder thereof without the payment of additional consideration, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price applicable to such converted share(s) of Preferred Stock by the Adjusted Conversion Price (each as defined below) in effect at the time of conversion. As of the effective date of this Certificate of Amendment the Adjusted Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock initially shall be $2.50, $3.325, $3.70, $4.92, $4.876, $6.485 and $10.83 per share, respectively.

           In the event of a Liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of shares of Preferred Stock.

             (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Adjusted Conversion Price. Whether fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

             (c) MECHANICS OF CONVERSION.

                 (i) When a holder of shares of Preferred Stock elects to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such stock holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time, and such shares of Common Stock issuable upon such conversion shall be issued, and deemed issued, as of such time. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the

Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities, and such shares of Common Stock issuable upon such conversion shall be issued, and deemed issued, as of such time.

                 (ii) The Corporation shall, at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Preferred Stock (including any Preferred Stock issuable pursuant to any option originally issued to a holder of shares of Preferred Stock), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding or issuable shares of Preferred Stock. Before taking any action that would cause an adjustment reducing the Adjusted Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary to ensure that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such Adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                 (iii) Upon any such conversion, no adjustment to the Adjusted Conversion Price shall be made for any accrued and unpaid dividends on the shares of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                 (iv) All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid Cumulative Dividends thereon and payment of any Liquidation Preference that has accrued as of the Conversion Date. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

             (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                 (i) SPECIAL DEFINITIONS. For purposes of this Subsection 4(d), the following definitions shall apply:

                     (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined hereinbelow), excluding stock and options granted to employees, directors, or consultants of the Corporation pursuant to a plan adopted by the Board of Directors for such purpose, to acquire up to a maximum of 4,000,000 shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the "Reserved Shares").

                     (B) "Original Issue Date" shall mean the date on which a share of Preferred Stock was first issued.

                     (C) "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                     (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                         (I) upon conversion of shares of Preferred Stock
                    outstanding on the Original Issue Date;

                         (II) as a dividend or distribution on Preferred Stock;

                         (III) by reason of a dividend, stock split, split-up or
                    other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses of (I) and (II) or this clause (III);

                         (IV) upon the exercise of options awarded for the
                    Reserved Shares, as defined in Subsection 4(d)(i)(A);

                         (V) upon the initial issuance of the Series E Preferred
                    Stock;

                         (VI) upon the exercise of any option or warrant
                    originally issued for the purchase of shares of Preferred Stock; or

                         (VII) upon the exercise of warrants granted to
                    NationsBanc Montgomery Securities LLC in connection with the issuance, sale and delivery of the Series D Preferred Stock.

               (ii) NO ADJUSTMENT OF ADJUSTED CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the applicable Adjusted Conversion Price thereof unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Adjusted Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

               (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                     (A) OPTIONS AND CONVERTIBLE SECURITIES.

           If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Adjusted Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (I) no further adjustment in the Adjusted Conversion
                    Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (II) if such Options or Convertible Securities by their
                    terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Adjusted Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (III) no readjustment pursuant to clause (II) above
                    shall have the effect of increasing the Adjusted Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                         (IV) upon the expiration or termination of any
                    unexercised Option, the Adjusted Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Adjusted Conversion Price.

                    (B) STOCK DIVIDENDS. In the event the Corporation at any time or from time to time shall declare or pay any dividend on the Common Stock payable in Common Stock, then in any such event, Additional Shares of Common Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid, the only Additional Shares of Common Stock deemed to have been issued will be the number of shares of Common Stock actually issued in such dividend, and such shares will be deemed to have been issued as of the close of business on such record date, and the Adjusted Conversion Price shall be recomputed accordingly.

               (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock after the Original Issue Date of the first share of each series of Preferred Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Adjusted Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Adjusted Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to an amount determined by multiplying the Adjusted Conversion Price in effect on the date of and immediately prior to such issue, by a fraction:

                    (A) the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock (after giving effect to the issuance of Common Stock upon the conversion of the shares of Preferred Stock outstanding immediately prior to the issuance of such additional shares of Common Stock), plus (II) the number of shares of Common Stock that the net aggregate consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Adjusted Conversion Price in effect prior to adjustment, and

                    (B) the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock (after giving effect to the issuance of Common Stock upon the conversion of the shares of Preferred Stock outstanding immediately prior to the issuance of such additional shares of Common Stock), plus (II) the number of such Additional Shares of Common Stock so issued.

               (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                   (A) CASH AND PROPERTY: Such consideration shall:

                       (I) insofar as it consists of cash, be computed as the
               aggregate net cash received by the Corporation, after deducting any underwriting discounts, commissions and fees and excluding amounts paid or payable for accrued interest or accrued dividends;

                      (II) insofar as it consists of property other than cash,
               be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                     (III) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received in respect of the Additional Shares of Common Stock, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iv)(A), relating to Options and Convertible Securities, shall be determined by dividing

             (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

             (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (C) STOCK DIVIDENDS. Any Additional Shares of Common Stock relating to stock dividends shall be deemed to have been issued for no consideration.

                 (vi) ADJUSTMENT FOR SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided, by stock split or otherwise (but other than by stock dividend, which is addressed in Subsection B(4)(d)(iii)(B)), into a greater number of shares of Common Stock, the applicable Adjusted Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be decreased proportionately. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the applicable Adjusted Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

                 (vii) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any recapitalization, consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section 4 and other than a consolidation, merger or sale which is treated as a Liquidation pursuant to Subsection 2(c)), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by he Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Adjusted Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

                 (viii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section B(4) then, and in each such event, provision shall be made such that the holders of each share of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of the securities of the Corporation that they would have received had their shares of Preferred Stock been converted into shares of Common Stock on the date of such event and had then thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section B(4) with respect to the rights of the holders of such shares of Preferred Stock.

             (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all of the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Preferred Stock against impairment.

             (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Adjusted Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Adjusted Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of shares of Preferred Stock.

             (g) NOTICE OF RECORD DATE: In the event:

                 (i) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class of any other securities or property, or to receive any other right;

                 (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                 (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation;

                 (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; or

                 (v) any recapitalization of the capital stock of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the shares Preferred Stock, and shall cause to be mailed to the holders of the shares Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least fifteen (15) days before the record date specified below, a notice stating

                     (A) the recorded date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of the applicable class of securities of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                     (B) the date of which such recapitalization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of the applicable class of securities of record shall be entitled to exchange their shares of the applicable class of securities for securities or other property deliverable upon such recapitalization, reclassification, consolidation, merger, sale, dissolution or winding up.

             (h) PAYMENT OF TAXES. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock under Sections 4 or 5 hereof, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

           5. MANDATORY CONVERSION.

             (a) Upon the effective date of a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the per share price is at least $14.80 (subject to adjustment for any stock dividend, stock split, combination or other similar recapitalizations) and the aggregate net cash received by the Corporation (after deducting any underwriting discounts, commissions and fees or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale) are at least $15,000,000, then effective upon the closing of the sale of such shares by the Corporation pursuant to such offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock in the manner provided elsewhere herein, including, without limitation, the adjustments contemplated by Section B(4).

             (b) All certificates evidencing shares of Preferred Stock will be required to be surrendered in connection with the mandatory conversion described herein and such certificates shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. The Corporation shall, as soon as practicable after the date of conversion, issue and deliver at the office of the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) to such holder of shares of Preferred Stock, or to his or its nominee, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share). The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

           6. REDEMPTION AT OPTION OF HOLDER.

             (a) At the option of the holders of a majority of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, the Corporation shall redeem, commencing on August 7, 2002 (the "Redemption Trigger Date") and continuing on the immediately succeeding two anniversaries thereof, in three (3) installments (each such date a "Preferred Stock Redemption Date"), the number of shares of Series A Preferred Stock and Series B Preferred Stock held by all holders as specified below. To exercise their rights of redemption provided in this Section 6, the holders of a majority of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock shall deliver to the secretary or the treasurer of the Corporation no less than sixty (60) days prior to the applicable Preferred Stock Redemption Date a written notice informing the Corporation of the exercise of the redemption rights by the holders of shares of Series A Preferred Stock and Series B Preferred Stock. No later than thirty (30) days after the applicable Preferred Stock Redemption Date, the Corporation shall redeem the number of shares of Series A Preferred Stock and Series B Preferred Stock specified below for each applicable Preferred Stock Redemption Date, by paying in cash therefor, the greater of (i) the fair market value of such shares, as initially determined at the first Preferred Stock Redemption Date in accordance with Section 6(f) below, or (ii) the Original Purchase Price plus all accrued but unpaid dividends on such shares, including, without limitation, all dividends contemplated by Section B(1) (the greater of such amounts with respect to Series A Preferred Stock being referred to as the "Series A Redemption Price" and the greater of such amounts with respect to Series B Preferred Stock being referred to as the "Series B Redemption Price"). With respect to (i) the first Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate one-third (1/3) of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock originally issued; (ii) the second Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate, taking into effect the prior redemption, one-half (1/2) of the aggregate remaining number of issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock; and (iii) the third Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate, taking into effect all prior redemptions, the aggregate remaining number of issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock originally issued. In the event that the holders of a majority of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, do not elect to exercise their redemption right on the Redemption Trigger Date in the manner provided herein, the holders of a majority of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, may elect to exercise such redemption right at a subsequent anniversary; provided, however, except as set forth in the immediately succeeding sentence, in no event shall the Corporation be required to redeem more than one-third (1/3) of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock originally issued by the Corporation on any Preferred Stock Redemption Date. If the Corporation is unable to redeem in full all shares tendered for redemption on a Preferred Stock Redemption Date, then, on the next Preferred Stock Redemption Date, the Corporation shall be required to redeem all the previously tendered but unredeemed shares of Series A Preferred Stock and Series B Preferred Stock plus all new shares of such stock tendered for redemption, which may cause the Corporation to redeem more than one-third (1/3) of the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock originally issued by the Corporation. Dividends on the shares of Series A Preferred Stock and Series B Preferred Stock shall continue to accrue until redemption, and accrued and unpaid dividends shall be paid at redemption.

             (b) At the option of the holders of a majority of the aggregate number of shares of Combined C Preferred Stock, voting together as a single class, the Corporation shall redeem, commencing on the Redemption Trigger Date and continuing on the immediately succeeding two anniversaries thereof, in three
(3) installments (each such date also being referred to as a "Preferred Stock Redemption Date"), the number of shares of Combined C Preferred Stock held by all holders as specified below. To exercise their rights of redemption provided in this Section 6, the holders of a majority of the aggregate number of shares of Combined C Preferred Stock shall deliver to the secretary or the treasurer of the Corporation no less than sixty (60) days prior to the applicable Preferred Stock Redemption Date a written notice informing the Corporation of the exercise of the redemption rights by the holders of shares of Combined C Preferred Stock. No later than thirty (30) days after the applicable Preferred Stock Redemption Date, the Corporation shall redeem the number of shares of Combined C Preferred Stock specified below for each applicable Preferred Stock Redemption Date, by paying in cash therefor, the greater of (i) the fair market value of such shares, as initially determined at the first Preferred Stock Redemption Date in accordance with Section 6(f) below, or (ii) the Original Purchase Price plus all accrued but unpaid dividends on such shares, including, without limitation, all dividends contemplated by Section B(1) (the greater of such amounts with respect to Series C Preferred Stock being referred to as the "Series C Redemption Price" and the greater of such amounts with respect to Series C-1 Preferred Stock being referred to as the "Series C-1 Redemption Price"). With respect to (i) the first Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate one-third (1/3) of the aggregate number of shares of Combined C Preferred Stock originally issued; (ii) the second Preferred Stock Redemption date the Corporation shall be required to redeem in aggregate, taking into effect the prior redemption, one-half (1/2) of the aggregate remaining number of issued and outstanding shares of Combined C Preferred Stock; and (iii) the third Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate, taking into effect all prior redemptions, the aggregate remaining number of issued and outstanding shares of Combined C Preferred Stock originally issued. In the event that the holders of a majority of the aggregate number of shares of Combined C Preferred Stock, voting together as a single class, do not elect to exercise their redemption right on the Redemption Trigger Date in the manner provided herein, the holders of a majority of the aggregate number of shares of Combined C Preferred Stock, voting together as a single class, may elect to exercise such redemption right at a subsequent anniversary; provided, however, except as set forth in the immediately succeeding sentence, in no event shall the Corporation be required to redeem more than one-third (1/3) of the aggregate number of shares of Combined C Preferred Stock originally issued by the Corporation on any Preferred Stock Redemption Date. If the Corporation is unable to redeem in full all shares tendered for redemption on a Preferred Stock Redemption Date, then, on the next Preferred Stock Redemption Date, the Corporation shall be required to redeem all the previously tendered but unredeemed shares of Combined C Preferred Stock plus all new shares of such stock tendered for redemption, which may cause the Corporation to redeem more than one-third (1/3) of the aggregate number of shares of Combined Series C Preferred Stock originally issued by the Corporation. Dividends on the shares of Combined C Preferred Stock shall continue to accrue until redemption, and accrued and unpaid dividends shall be paid at redemption.

             (c) At the option of the holders of a majority of the aggregate number of shares of the Series D Preferred Stock and the Series D-1 Preferred Stock, voting together as a single class, the Corporation shall redeem, commencing on the Redemption Trigger Date and continuing on the immediately succeeding two anniversaries thereof, in three (3) installments (each such date also being referred to as a "Preferred Stock Redemption Date"), the number of shares of Series D Preferred Stock and Series D-1 Preferred Stock held by all holders as specified below. To exercise their rights of redemption provided in this Section 6, the holders of a majority of the aggregate number of shares of Series D Preferred Stock and Series D-1 Preferred Stock shall deliver to the secretary or the treasurer of the Corporation no less than sixty

(60) days prior to the applicable Preferred Stock Redemption Date a written notice informing the Corporation of the exercise of the redemption rights by the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock. No later than thirty (30) days after the applicable Preferred Stock Redemption Date, the Corporation shall redeem the number of shares of Series D Preferred Stock and Series D-1 Preferred Stock specified below for each applicable Preferred Stock Redemption Date, by paying in cash therefor, the greater of (i) the fair market value of such shares, as initially determined at the first Preferred Stock Redemption Date in accordance with Section 6(f) below, or (ii) the Original Purchase Price plus all accrued but unpaid dividends on such shares, including, without limitation, all dividends contemplated by Section B(1) (the greater of such amounts with respect to Series D Preferred Stock being referred to as the "Series D Redemption Price" and the greater of such amounts with respect to Series D-1 Preferred Stock being referred to as the "Series D-1 Redemption Price". With respect to (i) the first Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate one-third (1/3) of the aggregate number of shares of Series D Preferred Stock and Series D-1 Preferred Stock originally issued; (ii) the second Preferred Stock Redemption date the Corporation shall be required to redeem in aggregate, taking into effect the prior redemption, one-half (1/2) of the aggregate remaining number of issued and outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock; and (iii) the third Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate, taking into effect all prior redemptions, the aggregate remaining number of issued and outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock. In the event that the holders of a majority of the aggregate number of shares of Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class, do not elect to exercise their redemption right on the Redemption Trigger Date in the manner provided herein, the holders of a majority of the aggregate number of shares of Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class, may elect to exercise such redemption right at a subsequent anniversary; provided, however, except as set forth in the immediately succeeding sentence, in no event shall the Corporation be required to redeem more than one-third (1/3) of the aggregate number of shares of Series D Preferred Stock and Series D-1 Preferred Stock originally issued by the Corporation on any Preferred Stock Redemption Date. If the Corporation is unable to redeem in full all shares tendered for redemption on a Preferred Stock Redemption Date, then, on the next Preferred Stock Redemption Date, the Corporation shall be required to redeem all the previously tendered but unredeemed shares of Series D Preferred Stock and Series D-1 Preferred Stock plus all new shares of such stock tendered for redemption, which may cause the Corporation to redeem more than one-third (1/3) of the aggregate number of shares of Series D Preferred Stock and Series D-1 Preferred Stock originally issued by the Corporation. Dividends on the shares of Series D Preferred Stock and Series D-1 Preferred Stock shall continue to accrue until redemption, and accrued and unpaid dividends shall be paid at redemption.

             (d) At the option of the holders of a majority of the aggregate number of shares of the Series E Preferred Stock, voting as a single class, the Corporation shall redeem, commencing on the Redemption Trigger Date and continuing on the immediately succeeding two anniversaries thereof, in three (3) installments (each such date also being referred to as a "Preferred Stock Redemption Date"), the number of shares of Series E Preferred Stock held by all holders as specified below. To exercise their rights of redemption provided in this Section 6, the holders of a majority of the aggregate number of shares of Series E Preferred Stock shall deliver to the secretary or the treasurer of the Corporation no less than sixty (60) days prior to the applicable Preferred Stock Redemption Date a written notice informing the Corporation of the exercise of the redemption rights by the holders of shares of Series E Preferred Stock. No later than thirty (30) days after the applicable Preferred Stock Redemption Date, the Corporation shall redeem the number of shares of Series E Preferred Stock specified below for each applicable Preferred Stock Redemption Date, by paying in cash therefor, the greater of (i) the fair market value of such shares, as initially determined at the first Preferred Stock Redemption Date in accordance with Section 6(f) below, or (ii) the Original Purchase Price plus all accrued but unpaid dividends on such shares, including, without limitation, all dividends contemplated by Section B(1) (the greater of such amounts with respect to the Series E Preferred Stock being referred to as the "Series E Redemption Price"). With respect to (i) the first Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate one-third (1/3) of the aggregate number of shares of Series E Preferred Stock originally issued; (ii) the second Preferred Stock Redemption date the Corporation shall be required to redeem in aggregate, taking into effect the prior redemption, one-half (1/2) of the aggregate remaining number of issued and outstanding shares of Series E Preferred Stock; and (iii) the third Preferred Stock Redemption Date the Corporation shall be required to redeem in aggregate, taking into effect all prior redemptions, the aggregate remaining number of issued and outstanding shares of Series E Preferred Stock. In the event that the holders of a majority of the aggregate number of shares of Series E Preferred Stock, voting as a single class, do not elect to exercise their redemption right on the Redemption Trigger Date in the manner provided herein, the holders of a majority of the aggregate number of shares of Series E Preferred Stock, voting as a single class, may elect to exercise such redemption right at a subsequent anniversary; provided, however, except as set forth in the immediately succeeding sentence, in no event shall the Corporation be required to redeem more than one-third (1/3) of the aggregate number of shares of Series E Preferred Stock originally issued by the Corporation on any Preferred Stock Redemption Date. If the Corporation is unable to redeem in full all shares tendered for redemption on a Preferred Stock Redemption Date, then, on the next Preferred Stock Redemption Date, the Corporation shall be required to redeem all the previously tendered but unredeemed shares of Series E Preferred Stock plus all new shares of such stock tendered for redemption, which may cause the Corporation to redeem more than one-third (1/3) of the aggregate number of shares of Series E Preferred Stock originally issued by the Corporation. Dividends on the shares of Series E Preferred Stock shall continue to accrue until redemption, and accrued and unpaid dividends shall be paid at redemption.

             (e) Notwithstanding anything to the contrary contained elsewhere in this Section 6, if shares of Preferred Stock are simultaneously tendered for redemption pursuant to Sections 6(a), 6(b), 6(c) and 6(d), or any combination thereof, and the Corporation is unable to redeem in full all such shares tendered because the Corporation has insufficient legal capital available to effect such redemptions, the Corporation shall allocate its available legal capital to the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock based on the following formula: the aggregate legal capital available to effect such redemptions shall be multiplied by a fraction, (i) the numerator of which shall be equal to (X) the number of shares of the applicable series of Preferred Stock tendered for redemption multiplied by (Y) the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series D Redemption Price, the Series D-1 Redemption Price or the Series E Redemption Price, as applicable, and (ii) the


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

denominator of which shall be the aggregate of (A) the number of shares of Series A Preferred Stock tendered for redemption multiplied by the Series A Redemption Price, (B) the number of shares of Series B Preferred Stock tendered for redemption multiplied by the Series B Redemption Price, (C) the number of shares of Series C Preferred Stock tendered for redemption multiplied by the Series C Redemption Price, (D) the number of shares of Series C-1 Preferred Stock tendered for redemption multiplied by the Series C-1 Redemption Price, (E) the number of shares of Series D Preferred Stock tendered for redemption multiplied by the Series D Redemption Price, (F) the number of shares of Series D-1 Preferred Stock tendered for redemption multiplied by the Series D-1 Redemption Price and (G) the number of shares of Series E Preferred Stock tendered for redemption multiplied by the Series E Redemption Price.

             (f) Within ten (10) days of receipt by the Corporation of the notice of the holders of shares of Preferred Stock electing to exercise their Redemption Rights, a disinterested appraisal firm which is a member of a recognized professional association reasonably acceptable to the Corporation and the holders of a majority of the shares of Preferred Stock to be redeemed shall determine the fair market value as set forth below. If the parties are unable to agree on an appraisal firm within ten (10) days after the receipt of such redemption notice by the Corporation, a firm shall be selected by lot from the top-tier New York-based investment banking firms, after the Corporation and the redeeming holders of shares of Preferred Stock have each eliminated one such firm. The firm so selected shall then make a determination of the fair market value, and, using such determination of fair market value, shall calculate the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series D Redemption Price, the Series D-1 Redemption Price or the Series E Redemption Price, as applicable. The selection and determination of such firms shall be final and binding upon all parties. The expenses of such firms shall be borne equally by the holders of the shares of Preferred Stock, as a group, and the Corporation.

             (g) In the event the Corporation does not pay in full to the holders of shares of Preferred Stock the aggregate Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series C-1 Redemption Price, Series D Redemption Price, Series D-1 Redemption Price or the Series E Redemption Price, as applicable (the "Aggregate Redemption Price"), owed to such redeeming holders by the end of the thirty (30) day payment period described in
Section 6(a) or 6(b), as applicable, or the Corporation is unable to redeem all of the shares of Preferred Stock tendered for redemption, such unpaid portion of the Aggregate Redemption Price shall accrue interest at the rate of fifteen percent (15%) per annum and such accrued interest shall be payable on the last day of each calendar quarter. If ninety (90) days after the holders of a majority of the outstanding shares of Preferred Stock have delivered a notice to the Corporation of its failure to pay the unpaid portion of the Aggregate Redemption Price, the Corporation is unable to pay the unpaid portion and any accrued interest thereon in full then the Corporation shall be deemed to be in default of its redemption obligations hereunder. In the event of such default, the holders of a majority of the shares of Preferred Stock shall have the right and be entitled to elect a majority of the Board of Directors until such time as the Corporation has cured such default. Once such default has been cured, the right of holders of a majority of the shares of Preferred Stock shall terminate and the voting provisions set forth elsewhere herein shall govern.

           7. AMENDMENTS. No provision of the terms of any series or class of Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of the respective series or class, voting separately as a class; provided, however, that in the event that an amendment, modification or waiver of the terms of one series or class of Preferred Stock would result in any of the rights of the holders of another series or class of Preferred Stock being adversely affected, then the amendment, modification or waiver of such terms may not be effected without the written consent of a majority of the holders of each series of Preferred Stock affected, voting separately by series or class.

           8. NO PREEMPTIVE RIGHTS. The corporation's stockholders shall have no preemptive rights, except as granted by the Corporation pursuant to written agreements.

     FIFTH. GENERAL. Except as otherwise provided in this Restated Certificate of Incorporation or a certificate of designation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation (the "By-Laws"). No director of the Corporation (a "Director") needs to be a Stockholder.

     B. ELECTION, BYLAWS. In furtherance of and not in limitation of powers conferred by statute, it is further provided;

        1. Election of Directors need not be by written ballot;

        2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws, subject to the rights of the holders of shares of Preferred Stock set forth in Article FOURTH, B3(d), 3(e), 3(f) and 3(g).

     SIXTH. LIMITATION ON LIABILITY. No Director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.

           If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of Directors of the Corporation, then the liability of a Director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or imitation of liability shall be in addition to, and not in lieu of , the limitation of the liability of a Director provided by the foregoing provisions of this Sixth Article.

           Any repeal of or amendment to this Sixth Article shall be prospective only and shall not adversely affect any limitation on the liability of a Director of the Corporation existing at the time of such repeal or amendment.

     SEVENTH. INDEMNIFICATION. To the maximum extent permitted by law, the Corporation shall fully indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding.

           To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party to is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding.

           The Corporation shall, if so requested by a director or officer, advance expenses (including attorneys' fees) incurred by a Director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     EIGHTH. AMENDMENT. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.




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